Exhibit 4.1

CERTIFICATE OF DISSOLUTION
OF
SWISHER HYGIENE INC.
(Pursuant to Section 275(a) and (b) of the General Corporation Law of the State of Delaware)

Swisher Hygiene Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
1.
The name of the corporation is Swisher Hygiene Inc.
2.
The date the dissolution was authorized was October 15, 2015.
3.
That the dissolution of the Corporation was duly authorized by the Board of Directors and the stockholders of the Corporation in accordance with the provisions of Section 275(a) and (b) of the General Corporation Law of the State of Delaware.
4.
That the names and addresses of the directors and officers of the Corporation are as follows:

Directors

William M. Pierce	c/o Akerman LLP
Attn. Edward Ristaino, Esq.
350 E. Las Olas Blvd., Suite 1600
Fort Lauderdale, FL 33301

Richard L. Handley	c/o Akerman LLP
Attn. Edward Ristaino, Esq.
350 E. Las Olas Blvd., Suite 1600
Fort Lauderdale, FL 33301

Joseph Burke	c/o Akerman LLP
Attn. Edward Ristaino, Esq.
350 E. Las Olas Blvd., Suite 1600
Fort Lauderdale, FL 33301

William D. Pruitt	c/o Akerman LLP
Attn. Edward Ristaino, Esq.
350 E. Las Olas Blvd., Suite 1600
Fort Lauderdale, FL 33301

David Prussky	c/o Akerman LLP
Attn. Edward Ristaino, Esq.
350 E. Las Olas Blvd., Suite 1600
Fort Lauderdale, FL 33301

Officers

Richard L. Handley	c/o Akerman LLP
Chief Executive Officer &	Attn. Edward Ristaino, Esq.
President	350 E. Las Olas Blvd., Suite 1600
Fort Lauderdale, FL 33301

Albert J. Detz	c/o Akerman LLP
Chief Financial Officer,	Attn. Edward Ristaino, Esq.
Secretary & Treasurer	350 E. Las Olas Blvd., Suite 1600
Fort Lauderdale, FL 33301

5.
The date of filing of the Corporation’s original certificate of incorporation with the Secretary of State of the State of Delaware is November 1, 2010.
6.
The effective time of this Certificate of Dissolution shall be 6:00 p.m. EDT on May 27, 2016.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Dissolution to be duly executed this 27th day of May, 2016.

SWISHER HYGIENE INC.

By:	/s/ Richard L. Handley
Name:	Richard L. Handley
Title:	Chief Executive Officer & President